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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 for registration of 500,000 shares of common stock pertaining to the Friedman's Inc. 1999 Long-Term Incentive Plan of our report dated November 18, 1998, with respect to the consolidated financial statements and schedule of Friedman's Inc. included in the Annual Report on Form 10-K for the year ended September 30, 1998, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Atlanta, Georgia
February 24, 1999